      AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JUNE 4, 2001
================================================================================


                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    FORM S-8
             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                               -------------------


                              APPLICA INCORPORATED
      --------------------------------------------------------------------
             (Exact name of registrant as specified in its charter)


               FLORIDA                                         59-1028301
   -------------------------------                       ----------------------
   (State or other jurisdiction of                            (IRS Employer
   incorporation or organization)                        Identification Number)

                             5980 MIAMI LAKES DRIVE
                           MIAMI LAKES, FLORIDA 33014
      --------------------------------------------------------------------
                    (Address of Principal Executive Offices)


                               1998 STOCK OPTIONS
      --------------------------------------------------------------------

                               ------------------

                               LISA R. CARSTARPHEN
                         VICE PRESIDENT - LEGAL AFFAIRS
                              APPLICA INCORPORATED
                             5980 MIAMI LAKES DRIVE
                           MIAMI LAKES, FLORIDA 33014
      --------------------------------------------------------------------
                     (Name and address of agent for service)

                                 (305) 362-2611
      --------------------------------------------------------------------
          (Telephone number, including area code, of agent for service)

                               -------------------


                         CALCULATION OF REGISTRATION FEE

==================================================================================================

                                         PROPOSED MAXIMUM      PROPOSED
   TITLE OF SECURITIES     AMOUNT TO BE   OFFERING PRICE   MAXIMUM AGGREGATE         AMOUNT OF
    TO BE REGISTERED        REGISTERED     PER SHARE(1)    OFFERING PRICE(1)      REGISTRATION FEE
--------------------------------------------------------------------------------------------------
COMMON STOCK                150,000
  $.10 PAR VALUE.......     SHARES           $7.375         $1,106,250.00            $276.56
--------------------------------------------------------------------------------------------------
COMMON STOCK                55,000
  $.10 PAR VALUE.......     SHARES           $7.6875         $422,812.50             $105.70
==================================================================================================

(1) Estimated solely for the purpose of calculating the registration fee, which was computed in accordance with Rule 457(h) on the basis of the exercise price of the 1998 Stock Options.

                                EXPLANATORY NOTE

         The Registrant has prepared this registration statement in accordance with the requirements of Form S-8 under the Securities Act to register an aggregate of 205,000 shares of common stock issuable upon the exercise of options granted in 1998 to persons not previously employed by the Registrant or its subsidiaries, as a material inducement to such persons to enter into employment agreements. Such stock options were granted to Messrs. Michael J. Michienzi, Richard J. Gagliano, J. Rafael Diaz and William S. Endres.

          PART I. INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS

ITEM 1.  PLAN INFORMATION.*

ITEM 2.  REGISTRANT INFORMATION AND EMPLOYEE PLAN ANNUAL INFORMATION.*

---------------------

         * The document(s) containing the information specified in this Part I will be sent or given to employees as specified by Rule 428(b)(1). Such documents will not be filed with the Securities and Exchange Commission (the "Commission") either as part of this Registration Statement or as the prospectuses or prospectus supplements pursuant to Rule 424. These documents and the documents incorporated by reference in this Registration Statement pursuant to Item 3 of Part II of this Registration Statement, taken together, shall constitute a prospectus which meets the requirements of Section 10(a) of the Securities Act of 1933, as amended.

           PART II. INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.

         The Registrant hereby incorporates by reference into this Registration Statement the following documents or portions thereof as indicated:

         (a) the Registrant's Annual Report on Form 10-K for the year ended December 31, 2000;

         (b) all other reports filed by the Registrant pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (the "Exchange Act") since the end of fiscal year 2000; and

         (c) the descriptions of the Registrant's Common Stock and related matters set forth under the captions "Description of Capital Stock" and "Dividend Policy" in the Registrant's Registration Statement on Form S-1 (File No. 002-28383) filed under the Securities Act of 1933, as amended (the "Act"), including any amendments to such descriptions in such Registration Statement.

         In addition, all documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated herein by reference and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated herein by reference shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein, or in a subsequently filed document incorporated herein by reference, modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute part of this Registration Statement.

ITEM 4.  DESCRIPTION OF SECURITIES.

         Not applicable.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.

         Not applicable.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

         Pursuant to Article Eight of its Second Amended and Restated Bylaws, the Registrant will indemnify and hold harmless any director, officer, employee or agent of the Registrant and its subsidiaries against all liability and expense to the fullest extent permitted by law currently in effect or later enacted. In addition, the Registrant has authority under Section 607.0850 of the Florida Business Corporation Act to indemnify its directors and officers to the extent provided for in such statute. The Registrant has also entered into an agreement with each of its directors and certain executive officers wherein it has agreed to indemnify each of them to the fullest extent permitted by law.

         The provisions of the Florida Business Corporation Act that authorize indemnification do not eliminate the duty of care of a director, and in appropriate circumstances equitable remedies such as injunctive or other forms of non-monetary relief will remain available under Florida law. In addition, each director will continue to be subject to liability for (a) violations of criminal laws, unless the director had reasonable cause to believe his conduct was lawful or had no reasonable cause to believe his conduct was unlawful, (b) deriving an improper personal benefit from a transaction, (c) voting for or assenting to an unlawful distribution and (d) willful misconduct or conscious disregard for the best interests of the

Registrant in a proceeding by or in the right of the Registrant to procure a judgment in its favor or in a proceeding by or in the right of a shareholder. The statute does not affect a director's responsibilities under any other law, such as the federal securities laws. The effect of the foregoing is to require the Registrant to indemnify the officers and directors of the Registrant for any claim arising against such persons in their official capacities if such person acted in good faith and in a manner that he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.

         Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or persons controlling the Registrant pursuant to the foregoing provisions, the Registrant has been informed that in the opinion of the Commission, such indemnification is against public policy as expressed in the Act and is therefore unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered hereunder, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED.

         Not applicable.

ITEM 8.  EXHIBITS

         (5.1)    Opinion of Lisa R. Carstarphen, Vice President - Legal Affairs

         (10.1)   Form of Stock Option Agreement

         (10.2)   Form of Stock Option Agreement

         (23.1)   Consent of Grant Thornton LLP

         (23.2)   Consent of Counsel (contained in the opinion filed as Exhibit
                  5.1 hereto)

ITEM 9.  UNDERTAKINGS

         (a)      The undersigned registrant hereby undertakes:

                  (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                           (i)      To include any prospectus required by
Section 10(a)(3) of the Act;

                           (ii)     To reflect in the prospectus any facts or
events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

                           (iii)    To include any material information with
respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) shall not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to
Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.

                  (2) That, for the purpose of determining any liability under the Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Act, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (c) Insofar as indemnification for liabilities arising under the Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Miami Lakes, State of Florida on May 31, 2001.


                                  APPLICA INCORPORATED


                                  By: /s/ David M. Friedson
                                     -------------------------------------------
                                     Name: David M. Friedson
                                     Title: Chairman and Chief Executive Officer

         Pursuant to the requirements of the Act, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

              SIGNATURE                                      TITLE                                      DATE
----------------------------------      -----------------------------------------------             ------------
/s/ David M. Friedson                   Chairman and Chief Executive Officer (Principal             May 31, 2001
----------------------------------      Executive Officer)
David M. Friedson

/s/ Harry D. Schulman                   President and Chief Operating Officer and                   May 31, 2001
----------------------------------      Director
Harry D. Schulman

/s/ Terry L. Polistina                  Senior Vice President and Chief Financial Officer           May 31, 2001
----------------------------------      (Principal Financial Officer)
Terry L. Polistina

/s/ Jerald I. Rosen                     Director                                                    May 31, 2001
----------------------------------
Jerald I. Rosen

/s/ Paul K. Sugrue                      Director                                                    May 31, 2001
----------------------------------
Paul K. Sugrue

/s/ Lai Kin                             Director                                                    May 31, 2001
----------------------------------
Lai Kin

/s/ Raymond So                          Director                                                    May 31, 2001
----------------------------------
Raymond So

/s/ Leonard Glazer                      Director                                                    May 31, 2001
----------------------------------
Leonard Glazer

/s/ Barbara Friedson Garrett            Director                                                    May 31, 2001
----------------------------------
Barbara Friedson Garrett

/s/ Felix S. Sabates                    Director                                                    May 31, 2001
----------------------------------
Felix S. Sabates

/s/ Arnold Thaler                       Director                                                    May 31, 2001
----------------------------------
Arnold Thaler

              SIGNATURE                                      TITLE                                      DATE
----------------------------------      -----------------------------------------------             ------------
/s/ Thomas Kane                         Director                                                    May 31, 2001
----------------------------------
Thomas Kane

/s/ Susan Ganz                          Director                                                    May 31, 2001
----------------------------------
Susan Ganz

/s/ Desmond Lai                         Director                                                    May 31, 2001
----------------------------------
Desmond Lai

/s/ Frederick E. Fair                   Director                                                    May 31, 2001
----------------------------------
Frederick E. Fair

/s/ J. Maurice Hopkins                  Director                                                    May 31, 2001
----------------------------------
J. Maurice Hopkins

                                  EXHIBIT INDEX

     EXHIBIT
      NUMBER                                      DESCRIPTION
     -------       ------------------------------------------------------------------------
        5.1        Opinion of Lisa R. Carstarphen, Vice-President - Legal Affairs

       10.1        Form of Stock Option Agreement

       10.2        Form of Stock Option Agreement

       23.1        Consent of Grant Thornton LLP

       23.2        Consent of Counsel (contained in the opinion filed as Exhibit 5.1 hereto)